Exhibit 10.2

PROMISSORY NOTE SECURED BY DEED OF TRUST

$1,155,000.00	Tennessee
August 21, 2017

FOR VALUE RECEIVED, the undersigned (“Borrower”) promises to pay to SILVERGATE BANK, a California corporation (“Lender”), or order, during regular business hours at Silvergate Bank, 4250 Executive Square, Suite 300, La Jolla, California 92037-1492, Attention: Commercial RE Group, or at such other place as Lender may from time to time designate by written notice to Borrower, with sufficient information to identify the source and application of such payment, the sum of up to One Million One Hundred Fifty-Five Thousand and No/100 Dollars ($1,155,000.00), together with interest on the balance of outstanding principal from the disbursement dates thereof at the per annum rate set forth below. All calculations of interest hereunder shall be computed on the basis of a 360 day year for the actual number of days elapsed.

1.            Interest Rate. The outstanding principal balance under this Note shall bear interest at a per annum rate of four and one-half percent (4.50%) (the “Contract Rate”).

2.            Monthly Payments of Principal and Interest

2.1             First Month. Commencing with the date of the initial disbursement of funds through and including September 4, 2017, in which such disbursement occurs, interest only shall be payable in advance on the date of this Note at the Contract Rate. Interest for such partial month shall be computed on the basis of a 360-day year and shall be equal to the sum of a per diem interest charge (for each day the principal balance hereof is outstanding during such partial month) equal to the product of (a) 1/360 and (b) the Contract Rate and (c) the outstanding principal balance hereunder for the day in question.

2.2              Monthly Payments. Commencing on October 5, 2017 and continuing on the fifth day of each of the next calendar months thereafter through and including September 5, 2020, Borrower shall pay to Lender monthly payments of principal and interest in an amount equal to the amount which would be sufficient to amortize the outstanding principal balance under this Note (as of the date of such payment) at the then effective Contract Rate over the then remaining portion of an amortization period commencing on September 5, 2017 and ending on September 4, 2042.

3.            Maturity Date. The entire balance of principal and accrued interest and other amounts then outstanding on this Note are due and payable on September 5, 2020 (the “Maturity Date”). Borrower acknowledges that such balance will not equal the regular monthly payment specified in Section 2.

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4.            Application of Payments. Each payment hereunder shall be applied when received first to the payment of accrued interest on the principal balance hereof from time to time remaining unpaid and then to reduce principal and then to amounts payable, if any, into escrow accounts payable under the Loan Documents for taxes or insurance and then to any unpaid “Past Due Charge” (as defined below); provided, however, upon the occurrence of an “Event of Default” (as defined below), payments may be applied to any amounts secured by any of the “Security Instruments” (as defined below) in such order and amounts as is designated by Lender in its sole and absolute discretion. No such application by Lender shall constitute a cure or waiver of any default by Borrower under the applicable Security Instrument or under this Note. If notwithstanding the parties’ election and agreement that Tennessee law governs this Note, California law is applied to this Note, Borrower hereby waives any rights and benefits, if any, that may arise under or by virtue of California Civil Code Section 2822(a). Without limitation of the foregoing, in the event of any partial payment hereunder, Lender shall have the sole right and authority to determine which portion of the indebtedness evidenced hereby any partial payment may be applied against, if any; provided that, nothing in the foregoing shall impose upon Lender any duty or obligation to accept or apply any partial payment received by Lender hereunder or under the applicable Security Instrument.

5.            Default; Acceleration. This Note is secured by that certain Deed of Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filings of even date herewith by Borrower for the benefit of Lender (individually, a “Security Instrument”, and collectively, the “Security Instruments”). Upon the occurrence and during the continuance of an “Event of Default” (as defined in any of the Security Instruments), then, or at any time thereafter, the whole of the unpaid principal hereof, together with accrued and outstanding interest and all other sums required to be paid under this Note or the Security Instruments (including the prepayment premium hereinafter described) shall, at the election of Lender and with prior notice of such election, become due and payable. Lender’s election may be exercised at any time after any such event, and the acceptance of one or more payments hereon from any person thereafter shall not constitute a waiver of Lender’s election, or of its option to make such election.

6.            Past Due Charge and Past Due Interest Rate. Borrower recognizes and acknowledges that any default on any payment, or portion thereof, due hereunder or to be made under any of the Security Instruments, will result in losses and additional expenses to Lender in servicing the indebtedness evidenced hereby, and in losses due to Lender’s loss of the use of funds not timely received. Borrower further acknowledges and agrees that in the event of any such default, Lender would be entitled to damages for the detriment proximately caused thereby, but that it would be extremely difficult and impracticable to ascertain the extent of or compute such damages. Therefore, if for any reason Borrower fails to pay any interest or principal required to be paid under this Note, including any payment due at maturity or upon acceleration, or fails to pay any amounts due under any of the Security Instruments, within ten (10) days of when due, Borrower shall pay to Lender, in addition to any such delinquent payment, an amount equal to five percent (5%) of such delinquent payment (“Past Due Charge”). In addition, upon the Maturity Date or upon the occurrence and during the continuance of an Event of Default (or upon any acceleration), interest shall accrue hereunder at the “Past Due Rate” (as defined below). Borrower acknowledges that the Past Due Charge and interest at the Past Due Rate agreed to hereunder represent the reasonable estimate of those damages which would be incurred by Lender, and a fair return to Lender for the loss of the use of the funds not timely received from Borrower on account of a default by Borrower as herein specified, established by Borrower and Lender through good faith consideration of the facts and circumstances surrounding the transaction contemplated under this Note as of the date hereof, but that such Past Due Charge and interest at the Past Due Rate are in addition to, and not in lieu of, any other right or remedy available to Lender. If any applicable law proscribes the imposition of a past due charge in the amount of the Past Due Charge herein specified, or limits the rate of the additional interest that may be charged to a rate less than the Past Due Rate herein specified, then the maximum charge or rate permitted by such law shall be charged by Lender for purposes of this Section. As used herein, the “Past Due Rate” shall be equal to the lesser of (i) six (6) percentage points over the Contract Rate, or (ii) the maximum rate of interest permitted to be charged by applicable laws or regulation governing this Note until paid, such additional interest to be compounded annually.

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7.            Prepayment. Except as provided in Section 12 herein, Borrower shall have no right to prepay any principal of this Note except that, so long as no default or Event of Default exists under this Note or any of the Security Instruments as of the date of such prepayment by Borrower, Borrower will have the privilege, to prepay the principal of this Note (in whole only and not in part) upon at least thirty (30) but not more than sixty (60) days advance written notice and subject to the following terms and conditions:

7.1.       Premium. Concurrently with such prepayment, Borrower shall pay all accrued and unpaid interest under this Note (whether or not then due), all amounts then due under this Note and each of the Security Instruments and a prepayment premium equal to the following:

(1) A prepayment premium equal to two percent (2%) of the amount prepaid for a prepayment on or before September 5, 2018; and

(2) A prepayment premium equal to one percent (1%) of the amount prepaid for prepayments from and including September 6, 2018 through and including September 5, 2019; with no prepayment premium thereafter.

B.       EXCLUSIVE RIGHTS. BORROWER ACKNOWLEDGES AND AGREES THAT BORROWER HAS NO RIGHTS OF PREPAYMENT OF THIS NOTE, EXCEPT AS PROVIDED ABOVE; AND BORROWER FURTHER AGREES THAT, IF THE MATURITY OF THIS NOTE IS ACCELERATED BY LENDER BY REASON OF THE EXISTENCE AND CONTINUANCE OF AN EVENT OF DEFAULT AND BORROWER OR ANY THIRD PERSON THEREAFTER SEEKS TO PAY SUCH ACCELERATED INDEBTEDNESS OR PURCHASE ANY OR ALL THE PROPERTIES (INDIVIDUALLY, A “PROPERTY”, AND COLLECTIVELY, THE “PROPERTIES”) ENCUMBERED BY THE SECURITY INSTRUMENTS SECURING THIS NOTE AT FORECLOSURE SALE, SUCH PAYOFF OR PURCHASE SHALL CONSTITUTE A PREPAYMENT OF PRINCIPAL HEREUNDER AND A PREMIUM SHALL BE PAYABLE IN AN AMOUNT WHICH SHALL BE COMPUTED PURSUANT TO THIS SECTION 7 (INCLUDING THE PREPAYMENT PREMIUM).

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8.            Costs. Borrower promises to pay to Lender, within five (5) business days after written notice from Lender, all out-of-pocket costs, expenses, disbursements, property taxes, escrow fees, title charges and legal fees and expenses actually incurred by Lender or its counsel (which must be reasonable provided no Event of Default has occurred and is existing) in the negotiation, funding, enforcement or attempted enforcement, by foreclosure or otherwise, of this Note or any of the Security Instruments. Without limitation on the foregoing, Borrower agrees to pay all out-of-pocket costs of collection, including attorneys’ fees and costs (whether or not for salaried attorneys regularly employed by Lender) and all costs of any action or proceeding (including any bankruptcy proceeding or any non-judicial foreclosure or private sale) actually incurred by Lender, in the event any payment is not paid when due, or in case it becomes necessary to enforce any other obligation of Borrower hereunder or to protect the security for the indebtedness evidenced hereby, or for the foreclosure by Lender of any of the Security Instruments, or in the event Lender is made a party to any litigation because of the existence of the indebtedness evidenced by this Note, or because of the existence of any of the Security Instruments. All such costs are secured by the Security Instruments. The obligation of Borrower to repay all such out-of-pocket costs and any other advances by Lender are secured by the Security Instruments and shall be deemed to be evidenced by this Note and shall accrue interest at the Contract Rate or the Past Due Rate, whichever is then applicable.

9.            Waivers. Borrower hereby waives diligence, presentment, protest and demand, notice of protest, of demand, of nonpayment, of dishonor and of maturity and agrees that time is of the essence of every provision hereof; and further agrees that any such renewal, extension or modification, or the release or substitution of any person or security for the indebtedness evidenced hereby, shall not affect the liability of any of such parties for the indebtedness evidenced by this Note or the obligations under any of the Security Instruments. Any such renewals, extensions, modifications, releases or substitutions may be made without notice to any of such parties.

10.         Remedies Cumulative. The rights and remedies of Lender as provided in this Note and in each of the Security Instruments shall be cumulative and concurrent and may be pursued singly, successively or together against Borrower, any of the Properties, or any other persons or entities who are, or may become liable for all or any part of this indebtedness, and any other funds, property or security held by Lender for the payment hereof, or otherwise, at the sole discretion of Lender. Failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies, or the right to exercise them at any later time. The right, if any, of Borrower, and all other persons or entities, who are, or may become, liable for this indebtedness, to plead any and all statutes of limitation as a defense is expressly waived by each and all of such parties to the full extent permissible by law.

11.         Security Instrument Provisions Regarding Transfers; Successors. Each of the Security Instruments securing this Note contains provisions for the acceleration of the indebtedness evidenced hereby upon a “Transfer” (as therein defined). Subject to the limitations on Transfer specified in each of the Security Instruments, the provisions hereof shall be binding on the heirs, legal representatives, successors and assigns of Borrower and shall inure to the benefit of Lender and the successors and assigns of Lender.

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12.         Partial Release. Notwithstanding anything herein to the contrary contained in this Note, Lender shall consent to a partial prepayment of the principal of this Note and thereafter causing a release from the lien of the applicable Security Instrument any applicable Property, such Property to be released, the “Released Property”, but only upon the satisfaction of all of the following conditions:

a.       Lender shall have received from Borrower at least thirty (30) days' prior written notice of the date proposed for such release (the “Release Date”) and the identification of the Released Property;

b.       No Event of Default in any of the Security Instruments shall have occurred and be continuing as of the date of such notice and the Release Date and no event or condition shall exist that, with the passage of time or giving of notice, would constitute an Event of Default in any of the Security Instruments;

c.       The release shall occur contemporaneously with the sale of the Released Property pursuant to an arm's-length, bona fide contract to a person who is not an affiliate of Borrower or any person or entity with any interest in Borrower, whether direct or indirect;

d.       Borrower shall pay to Lender on the Release Date an amount equal to the “Release Price” amount as indicated for such Released Property on Exhibit “A” attached to this Note (the “Release Price”). The Release Price shall be applied to the Loan to outstanding principal balance of the Loan (unless an Event of Default exists, in which event, amounts may be applied in such order as determined by Lender, including the applicable prepayment premium);

e.       Borrower shall have provided Lender with evidence reasonably acceptable to Lender that the Released Property has been formally designated as a distinct tax lot separate from the remaining Properties;

f.       Borrower shall have provided Lender with evidence reasonably acceptable to Lender that the Released Property and the remaining portion of the Properties shall be legal lots or parcels in material compliance with the all Tennessee subdivision acts and local ordinances thereunder and that the remaining portion of the Property has adequate ingress and egress;

g.       If requested by Lender, Borrower, at its sole cost and expense, shall have delivered to Lender a title endorsement to the mortgagee policy of title insurance delivered to Lender on the date hereof in connection with the Security Instruments insuring that, after giving effect to such release, such title policy coverage has not been terminated or reduced by such releases; and

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h.       Borrower shall have paid all of Lender's reasonable out-of-pocket costs and expenses actually incurred by Lender, including, without limitation, attorneys' fees and expenses, in connection with the release of the Released Property.

Upon payment of the Release Price and the satisfaction of the other conditions set forth in this Section 12 for the release of the Released Property, the security interests and liens of Lender under the applicable Security Instrument shall be released from the Released Property, and Lender will execute and deliver, at Borrower’s sole cost and expense, any agreements reasonably requested by Borrower to release and terminate the lien of the applicable Security Instrument as to the Released Property; provided, however, that such release and termination shall be without recourse to Lender and made without any representation or warranty, but, in any event, in standard form that should be reasonably sufficient to remove the lien of the Security Instruments as an exception on the purchaser’s owner’s title insurance policy for the Released Property. Upon the release and termination of Lender's security interests and liens under the applicable Security Instrument and the other Loan Documents relating to the Released Property, all references in the applicable Security Instrument and the other Loan Documents relating to the Released Property shall be deemed deleted, except as otherwise provided herein with respect to indemnities.

13.         Miscellaneous.

13.1          Manner of Payment; No Offsets. All payments due hereunder shall be made in lawful money of the United States of America. Such payments shall be made by check or, upon maturity and otherwise at the option of Lender, by transferring the payment in federal or immediately available funds by bank wire or interbank transfer for the account of Lender without presentment or surrender of this Note, provided; however, that any payment of principal or interest received after 5:00 p.m. Pacific time shall be deemed to have been received by Lender on the next business day and shall bear interest accordingly. All sums due hereunder shall be payable without offset, demand, abatement or counter-claim of any kind or nature whatsoever, all of which are hereby waived by Borrower.

13.2          Fee for Statement. For any statement regarding the obligations evidenced hereby to be furnished by Lender, Borrower shall pay the fee then charged by Lender therefor, not to exceed, however, the maximum fee, if any, allowed by law to be charged by Lender at the time such statement is requested.

13.3          No Amendment or Waiver Except in Writing. This Note may be amended or modified only by a writing duly executed by Borrower and Lender, which expressly refers to this Note and the intent of the parties so to amend this Note. No provision of this Note will be deemed waived by Lender, unless waived in a writing executed by Lender, which expressly refers to this Note, and no such waiver shall be implied from any act or conduct of Lender, or any omission by Lender to take action with respect to any provision of this Note or any of the Security Instruments. No such express written waiver shall affect any other provision of this Note, or cover any default or time period or event, other than the matter as to which an express written waiver has been given. Without limitation, acceptance of any partial payment shall not constitute a waiver of any of Lender’s rights, including the right to insist on immediate payment of all amounts due and payable.

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13.4          No Intent of Usury. None of the terms and provisions contained in this Note, or in any of the Security Instruments, or in other documents or instruments related hereto, shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest or any other consideration that constitutes interest under applicable law, as the case may be, at a rate in excess of the maximum interest permitted to be charged by applicable laws or regulation governing this Note (“Usury Laws”). Borrower shall never be required to pay interest or any other consideration that constitutes interest under applicable law, as the case may be, on this Note in excess of the maximum interest that may be lawfully charged under such Usury Laws, as made applicable by the final judgment of a court of competent jurisdiction, and the provisions of this Section shall control over all other provisions hereof and of any other instrument executed in connection herewith or executed to secure the indebtedness evidenced hereby, which may be in apparent conflict with this Section. If Lender collects monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by such Usury Laws, all such sums deemed to constitute interest in excess of the maximum rate shall, at the option of Lender, either be credited to the payment of principal or returned to Borrower.

13.5          Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee (without regard to conflicts of laws), except where federal law is applicable (including, without limitation, any applicable federal usury ceiling or other federal law preempting state usury laws).

13.6          Certain Rules of Construction. The headings of each Section of this Note are for convenience only and do not define or limit any provision of this Note. The provisions of this Note shall be construed as a whole according to their common meaning, not strictly for or against any party, or any person or entity, who is or may become liable for the payment of this Note, and to achieve the objectives of the parties unconditionally to impose on Borrower the indebtedness evidenced by this Note. Whenever the words “including”, “includes” or “include” are used in this Note (including any Exhibit hereto), they shall be read non-exclusively as though the phrase “, without limitation,” immediately followed the same.

13.7          Severability. If any term of this Note, or the application thereof to any person or circumstances, shall be invalid or unenforceable, the remainder of this Note, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Note shall be valid and enforceable to the fullest extent permitted by law.

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13.8          Notices. Any notice which a party is required or may desire to give the other shall be in writing and may be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given at least 15 days in advance):

To Lender:

Silvergate Bank
4250 Executive Square
Suite 300
La Jolla, California 92037-1492
Attention: Commercial RE Group

To Borrower:

Reven Housing Tennessee, LLC

875 Prospect Street

Suite 304

La Jolla, California 92037

Attention: Thad Meyer

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.

14.         Lender Assignment. Lender may assign, sell or transfer at any time this Note (and any documents relating thereto and any interest therein).

TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF BORROWER OR LENDER OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR ANY OF THE PROPERTIES OR THIS NOTE. THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN TO BORROWER.

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IN WITNESS WHEREOF, this Note is executed as of the date first written above.

“BORROWER”

REVEN HOUSING TENNESSEE, LLC,
a Delaware limited liability company

By:	Reven Housing REIT OP, LLC,
a Delaware limited liability company,
its Sole Member

By:
Thad Meyer
Chief Financial Officer

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